Exhibit 10.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     AGREEMENT, made and entered into as of the 1st day of July, 2005, by and between XL Capital Ltd, a Cayman Islands corporation (the "Company"), XL Insurance (Bermuda) Ltd, a Bermuda exempted company, XL Re Ltd, a Bermuda exempted company, X.L. America, Inc., a U.S. corporation (XL Insurance (Bermuda) Ltd, XL Re Ltd, and X.L. America, Inc. are direct or indirect wholly owned subsidiaries of the Company and are collectively referred to herein as the "Guarantors") and Paul S. Giordano (the "Executive").

     WHEREAS, the Executive, the Company and the Guarantors entered into an employment agreement dated as January 1, 2005 (the "Employment Agreement");

     WHEREAS, the Company, the Guarantors and the Executive desire to amend the Employment Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and other valuable consideration, the Company, the Guarantors and the Executive agree as follows.

     1. New Section 27 is added to the Employment Agreement to read as follows:

          "27. Housing Benefit. The Executive shall be paid a monthly housing allowance by the Company equal to the amount set forth below, beginning effective July 1, 2005 and continuing for a period of three years thereafter. The amount will be paid on a monthly basis at the time regular monthly payroll is paid. The monthly payments for the first twelve months beginning July 1, 2005 will be $15,000 per month, the payments for the second twelve months will be $10,000 per month, and the payments for the third twelve months will be $5,000 per month. Notwithstanding the foregoing, payment of the housing allowance set forth herein will cease upon termination of the Executive's employment with the Company and its Affiliates; provided, however, that if the Executive's employment is terminated by the Company for any reason other than death or Cause (including


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     by the Company giving notice of nonrenewal under Section 2 above), or if the Executive terminates his employment under Sections 8(b), 8(d)(iii) or 8(d)(iv) above, the Executive will receive, in a single lump sum as soon as practicable after termination of employment, an amount equal to any remaining housing allowance payments scheduled to be paid to the Executive as set forth above for the twenty-four months following such termination of employment. In the event of the death of the Executive during the three year housing benefit payment period, the spouse or estate of the Executive will continue to receive monthly housing allowance payments through the end of the three year payment period or until the principal personal residence purchased by the Executive on July 1, 2005 for use by him and his family upon his relocation to the United States (the "Principal Residence") is sold, whichever is earlier."

     2. New Section 28 is added to the Employment Agreement to read as follows:

          "28. Principal Residence. The Company shall reimburse the Executive for any Loss, as computed below, incurred by the Executive on the sale of his Principal Residence if such sale closes on or prior to June 30, 2010 and, except as expressly set forth below, prior to the Executive's termination of employment with the Company and its Affiliates for any reason other than his death (the period of protection against loss is referred to herein as the "Loss Protection Period"). Any Loss incurred by the Executive during the Loss Protection Period shall be computed as follows: A "Loss" shall mean at any time during the Loss Protection Period, that the purchase price paid by the Executive for the Principal Residence exceeds the higher of (i) the net sale proceeds (i.e., the sale price less any reasonable and customary brokerage commissions, fees and closing costs) received by the Executive for the Principal Residence during the Loss Protection Period or (ii) the average of two independent appraisals of the fair market value of the Principal Residence as of the date of execution of the purchase and sale agreement for the sale of the Principal Residence by the Executive (one of such independent appraisers shall be selected by the Company and the other shall be selected by the Executive), less any reasonable and customary brokerage commissions, fees and closing costs. In addition to a payment equal to the amount of any Loss, the Company shall pay to the Executive an additional amount such that, after payment by the Executive of all taxes (including income, employment and excise taxes, and computed after taking into account any allowable tax deduction resulting from the Loss) imposed on the Loss payment and any additional payments hereunder, the Executive retains from such payments an amount equal to the Loss. Such payments shall be paid by the Company to the Executive within fifteen (15) business days following closing of the sale and receipt of the necessary appraisals, and such payment shall be made in accordance with any requirements under Section 409A of the Code, to the extent, if any, that
     Section 409A is applicable to


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                                      -3-


     such payment. Notwithstanding the foregoing, if the Executive's employment is terminated by the Company for any reason other than death or Cause (including by the Company giving notice of nonrenewal under Section 2 above), or if the Executive terminates his employment under Section 8(b), 8(d)(iii) or 8(d)(iv) above, the Loss Protection Period will not end until the earlier of twenty-four months following such termination of employment or June 30, 2010. In the event the Executive's employment terminates due to his death, the Loss Protection Period will continue through June 30, 2010 and any amount payable, as set forth above, shall be paid to the Executive's spouse or estate. The cost of the appraisals required under this Section shall be paid by the Company."

     3. This Agreement shall be governed and construed and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

     4. This Agreement may be executed in one or more counterparts.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                               XL CAPITAL LTD


                               By:  /s/ Kirstin Romann Gould
                                    -----------------------------
                                    Name:   Kirstin Romann Gould
                                    Title:  Senior Vice President and
                                            Chief Corporate Legal Officer


                               PAUL S. GIORDANO


                               By:  /s/ Paul S. Giordano
                                    -----------------------------
                                    Name:   Paul S. Giordano


                               GUARANTORS:


                               XL INSURANCE (BERMUDA) LTD


                               By:  /s/ Kirstin Romann Gould
                                    -----------------------------
                                    Name:   Kirstin Romann Gould
                                    Title:  Secretary


                               XL RE LTD



                               By:  /s/ Kirstin Romann Gould
                                    -----------------------------
                                    Name:   Kirstin Romann Gould
                                    Title:  Secretary


                               X.L. AMERICA, INC.



                               By:  /s/ Celia R. Brown
                                    ------------------------------
                                    Name:   Celia R. Brown
                                    Title:  Executive Vice President